Exhibit 99.1

For Immediate Release:

VALCOM, INC.

UPDATE OF RECENT EVENTS BY

PATRICK WILLEMSEN, CHAIRMAN OF THE BOARD

Clearwater FL, April 18, 2012 (PR Newswire) ValCom Inc. (Pinksheets: VLCO.PK) As a result of an Order and Judgment in the recent litigation with respect to the governance and management of ValCom, Vince Vellardita was removed as Chief Executive Officer, President and Chairman of ValCom, and the new composition of the ValCom board of directors was established.  Shortly after Vellardita’s removal, the board of directors of ValCom appointed me as Chairman of the Board of Directors, and Timothy Harrington as Chief Executive Officer.

We want to explain what was disputed in this litigation and how this dispute has been resolved.  We also want to briefly outline where ValCom currently stands, and management’s near-term priorities and long-term vision for creating value at ValCom.

Disputed Items in Recent Litigation

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Prior to the commencement of the litigation, at the directive of Tim Harrington, a current board member, an appraisal of ValCom’s media library was undertaken beginning in February 2011.  The appraisal revealed that the library was comprised of thousands of motion pictures and songs, as well as T.V. shows and episodes, and was an undervalued asset with what we believe is great potential.

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On May 11, 2011, at a meeting following the annual meeting of shareholders, a mandate was given by the board of directors to then-CEO Vellardita to (i) monetize ValCom’s media library, (ii)  begin the process necessary to collect royalties due to ValCom (both past due and future), and (iii) fully document ValCom’s rightful claims to the library’s contents.

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In the months following the May 11, 2011 meetings, a majority of the board of directors of ValCom was of the view that the company was in need of new leadership due to its inability to achieve strong financial results despite ownership of a valuable media library.

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As the summer of 2011 progressed, it became apparent to the majority of the board of directors that little or no progress was being made in monetizing ValCom’s media library and that other serious problems had arisen with customers and vendors.  The majority board was of the view that, despite the board’s mandates, Vellardita was not fulfilling his responsibilities as CEO and, in fact, was acting contrary to ValCom’s best interests.  Concurrently, inaccurate and incomplete press releases were being issued by Vellardita, without the board’s knowledge or consent, touting spurious actions by ValCom (including stock buybacks and debt reductions). Despite the board’s directive to refrain from such conduct, Vellardita continued ignoring these mandates and his responsibilities as CEO.

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In early August 2011, amicable discussions commenced between the majority board and Vellardita about the future governance of ValCom and Vellardita’s stepping down from his role as CEO.  Suddenly, in late August 2011, without notice or warning, Vellardita caused a purported shareholder action by written consent to be taken, using improperly issued shares to effect such consent, in an attempt to remove Silvana Costa Manning, Tim Harrington, and Mike Vredegoor from, and elect Rahul Rathod and Nalin Rathod to, the ValCom board.

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Shortly after Vellardita’s attempted August 2011 shareholder action, the majority board of ValCom adopted resolutions to terminate Vellardita as CEO and appoint Patrick Willemsen in his stead.

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In August, 2011, Silvana Costa Manning and Patrick Willemsen filed a complaint with the Delaware Court of Chancery in an action to clarify that Manning, Harrington, and Vredegoor are directors, and that Rahul Rathod and Nalin Rathod are not directors, since their purported election was based on (i) failures to abide by proper corporate protocols and (ii) improperly issued ValCom securities. Concurrently with the filing of the complaint, Manning filed a motion for an interim order to maintain the status quo with respect to the business and affairs of ValCom pending resolution of the action.  The motion for status quo order sought to maintain the ValCom governance structure immediately following the May 11, 2011 shareholder meeting and prior to the purported August 2011 shareholder action.

The Litigation

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In September 2011, upon the consent of all parties, the Delaware Court of Chancery entered a Status Quo Order directing that, pending resolution of the matter, the board of directors of ValCom be comprised of Manning, Harrington, Vredegoor, Frank O’Donnell and Vellardita, with Vellardita as CEO.

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The Status Quo Order required Vellardita and the board of directors to abide by specific protocols during the Status Quo period.  Vellardita failed to abide by such protocols; in fact, he continued to ignore not only directives issued by the board, but also those ordered by the court. Moreover, during discovery, counsel for Vellardita withdrew certain documents that plaintiffs Manning and Willemsen had shown to be fabricated.  This, in turn, led to the filing of a Motion for Contempt against Vellardita.

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In March 2012 the Court entered an order directing that Vellardita be removed as Chief Executive Officer, President and Chairman of ValCom. The Court order also invalidated the purported election of Nalin Rathod and Rahul Rathod as directors of ValCom, and judgment was entered that the board of directors of the Company be comprised of Willemsen, Manning, Vredegoor, Harrington, O’Donnell, and Vellardita.

Where Things Stand

The new board of directors and management are just now finally able to take inventory of ValCom’s assets, records and share capitalization.  We are undertaking a thorough process to review:

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ValCom’s share register and recent transactions involving ValCom securities to determine our capitalization;

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loan transactions, including transactions with Solomed Pte Ltd. (an entity affiliated with Nalin Rathod and Rahul Rathod), Greystone Capital and Asher Enterprises;

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relationships and obligations to vendors with a view to address legitimate outstanding vendor responsibilities promptly; and

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actions and transactions undertaken by Vellardita and his associates prior to his termination as CEO by the Court, including actions taken during the status quo period in violation of the Court’s order.

In addition, we are currently interviewing independent accounting firms with a view toward selecting a firm to audit our financial statements and assist with the filing of quarterly and annual reports as soon as possible.

The current management of ValCom is committed to providing shareholders with transparency and regular communications with respect to material items impacting the company. Subject to constraints with respect to confidentiality, we will update shareholders on our findings in connection with the foregoing.

ValCom Priorities in the Short Term

Our new management certainly has a broad range of tasks at hand; however, we are focused on the following priorities in the short term:

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We will work to complete the audit of our financial statements as soon as possible, and file all necessary reports with the Securities and Exchange Commission.

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We intend to monetize our media library.  For example, we recently entered into a contract with Anthony Barlo, CEO of Microhits, to assist in collecting royalties for the media library on a commission basis and to further develop the library through multiple avenues.

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We plan to continue to develop the MyFamilyTV Network, which would include broadening program offerings.

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We plan to consolidate and organize the ValCom media library, as well as protect our assets in climate controlled, walk-in vaults.

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We intend to relocate the ValCom headquarters to New Jersey, where our CEO, Tim Harrington, and director, Silvana Manning, reside.

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We hope this letter clarifies some of the issues you may have recently read about. The board of directors and our new management, recognizing the challenges ahead, are committed to rebuilding ValCom into a responsible company dedicated to enhancing shareholder value for all.

Patrick Willemsen

Chairman of the Board & President

About ValCom, Inc.

Based in Clearwater, FL, ValCom, Inc. is a diversified, fully integrated, independent entertainment company that has been in operation since 1983. ValCom, Inc., through its operating divisions and subsidiaries, creates and operates full service facilities that accommodate film, television and commercial productions with its four divisions comprised of television and film production, broadcasting (My Family TV Network), distribution, and live theatre. For more information, please visit the company's website at www.valcom.tv

Note About Forward-Looking Statements

With the exception of historical information, this press release may contain forward-looking statements as that are made pursuant to the "safe harbor" provisions as defined within The Private Securities Litigation Reform Act of 1995 (the "PSLRA"). Forward-looking statements may be identified by words including "anticipates," "believes," "intends," "estimates," and similar expressions. In addition, any other statements which contain characterizations of future events or circumstances are forward-looking statements. These statements are based upon management's current expectations as of the date of this press release. Actual results may differ materially from the expectations contained in this press release due to a number of risks and uncertainties relating to our business which are discussed in ValCom's periodic filings with the Securities and Exchange Commission. ValCom, Inc. does not undertake any responsibility to publicly update any forward-looking statements to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

For More Information, Contact:

Silvana Costa Manning
T: (973) 588-7084